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                                                                  EXHIBIT (23)-2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Joint Registration Statement on Form S-4 of Wisconsin Energy Corporation and Northern Power Wisconsin Corp. of our report dated February 8, 1995, which expresses an unqualified opinion and includes an explanatory paragraph relating to Northern States Power Company's change in method of accounting for certain postretirement health care costs in 1993, appearing in Item 8 of the Annual Report on Form 10-K of Northern States Power Company (Minnesota) (File No. 1-3034) for the year ended December 31, 1994 and to the references to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                          DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 7, 1995
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                          INDEPENDENT AUDITORS' REPORT

To The Shareholders of Northern States Power Company:

    We have audited the consolidated financial statements of Northern States Power Company (Minnesota) and its subsidiaries, listed in the table of contents in Item 14(a)1 of Northern States Power Company's Annual Report on Form 10-K for the year ended December 31, 1994. These consolidated financial statements and financial statement schedules are the responsibility of the Companies' managment. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedules based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies at December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

    As discussed in Note 3 to the consolidated financial statements, the Companies changed their method of accounting for postretirement health care costs in 1993.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 8, 1995